UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2016

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88‑0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876‑7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2015, the Board of Directors (“Board”) of Southwest Gas Corporation (“Company”) approved additional compensation opportunities for certain named executive officers (“NEOs”).  As discussed in the Company’s 2016 Compensation Discussion and Analysis, total direct compensation of certain NEOs during 2015 was at or near the bottom end of the peer group median range targeted by the Board’s Compensation Committee.  The Compensation Committee recommended additional compensation opportunities in recognition of performance by the NEOs and the Company over the last twelve months and to address a shortfall in compensation relative to the targeted range.  John P. Hester, President and Chief Executive Officer, Roy R. Centrella, Senior Vice President/Chief Financial Officer, and Karen S. Haller, Senior Vice President/General Counsel and Corporate Secretary, received additional compensation opportunities equal to $500,000, $250,000, and $250,000, respectively.  Half of each respective additional compensation opportunity is payable immediately in cash, and the other half will be delivered in the form of restricted stock units (“RSUs”) pursuant to the Company’s Restricted Stock/Unit Plan.  Each NEO’s RSUs will vest on December 31, 2017, subject to such NEO’s continued employment with the Company.  Compensation for the NEOs will be discussed in detail in the Compensation Discussion and Analysis contained in the forthcoming proxy statement prepared in connection with the Company’s 2017 annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: November 18, 2016
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer